                                                                     EXHIBIT 3.2

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA


      APR 18 1995
     No. 17610 - 93
         ------------
       Dean Heller
DEAN HELLER, SECRETARY OF STATE



                                    RESTATED
                          ARTICLES OF INCORPORATION OF
                              HIGHLAND MFG., INC.


         The undersigned hereby certify that they are the Vice President and Secretary of Highland Mfg., Inc., a Nevada corporation (the "Company"), and that: (i) by resolutions duly adopted by the Board of Directors of the Company pursuant to written action effective as of April 17, 1995, the Company adopted the following restatement of its Articles of Incorporation originally filed with the Secretary of State on the 30th day of December, 1993; and (ii) by resolutions duly adopted by a majority of the Shareholders of the Company pursuant to written action effective as of April 17, 1995, the Company adopted the following restatement of its Articles of Incorporation.

         This restatement was adopted unanimously by the Board of Directors, and by a majority of the shareholders of all classes of stock outstanding and entitled to vote thereon.

         Pursuant to NRS 78.390, the Articles of Incorporation of the Company are hereby restated to read in their entirety as follows:

                                   ARTICLE I

                                      NAME

         The name of the Company is FRC Racing Products, Inc.

                                   ARTICLE II

                                REGISTERED AGENT

         The name and address of the registered agent of the Company in Nevada is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                                  ARTICLE III

                               AUTHORIZED SHARES

         The aggregate number of shares of stock which the Company shall have the authority to issue is 100,000,000 shares of capital stock, having a par value of $.001 per share. The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the relative rights and preferences of said shares in any class or series. The Board shall also have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits or conversion of its outstanding shares. Fully paid stock of the Company shall not be liable for any further call or assessment.

                                   ARTICLE IV

                                   DIRECTORS

               The governing board of the Company shall be called directors, and the number of directors may from time to time be specified by the By-laws of the Corporation at not less than one. The names of the current directors are:

                                Brent A. Johnson
                          101 North Industrial Parkway
                             West Union, Iowa 52175

                                Blaine Blessing
                          101 North Industrial Parkway
                             West Union, Iowa 52175

Each director shall hold office until his or her successors have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Company.

                                   ARTICLE V

                        LIMITATION OF DIRECTOR LIABILITY

          A director or officer of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for: (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; (ii) the payment of distributions in violation of Nevada Revised Statute Section 78.300. If Nevada Revised Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Company, in addition to the limitation on personal liability provided herein for directors, shall be limited to the fullest extent permitted by such amendment. Any appeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such repeal or modification.

                                   ARTICLE VI

                                  INCORPORATOR

         The name and address of the original incorporator and director was Krista Castleton, 3760 So. Highland Dr. #407, Salt Lake City, UT 84106.

         WHEREFORE, they pray that the Articles of Incorporation of Highland Mfg., Inc. as restated be so amended.

         Dated this 17th day of April, 1995.

                                             /s/ Jeffrey C. Robbins
                                                 ------------------------------
                                                 Jeffrey C. Robbins
                                                 Secretary

                                             /s/ Nancy M. Meyer
                                                 ------------------------------
                                                 Nancy M. Meyer, Vice President


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

         On this 17th day of April, 1995, before me, a notary public, personally appeared Jeffrey C. Robbins, known to me to be the person whose name is subscribed to the within document, and acknowledge that he executed the same.

                                             /s/ Nancy M. Meyer
                                                 ------------------------------
                                                 Notary Public

[SEAL]
NANCY M. MEYER
NOTARY PUBLIC MINNESOTA
MY COMMISSION EXPIRES 1-31-00

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

         On this 17th day of April, 1995, before me, a notary public, personally appeared Nancy M. Meyer, known to me to be the person whose name is subscribed to the within document, and acknowledge that she executed the same.

                                             /s/ Pam E. Scharpen
                                                 ------------------------------
                                                 Notary Public


                                                  [SEAL]
                                                  Pam E. Scharpen
                                                  NOTARY PUBLIC - MINNESOTA
                                                  MY COMMISSION EXPIRES
                                                  JANUARY 31, 2000

                                                    RECEIVED
                                                  APR 18 1995
                                                  Secretary of State

               THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1.  Name of corporation:  Highland Mfg., Inc.
                          ------------------------------------------------------

2.  Date of adoption of Amended and/or Restated Articles:  April 17, 1995
                                                           ---------------------

3.  If the articles were amended, please indicate what changes have been made:

    ----------------------------------------------------------------------------

    (a) Was there a name change? Yes [X] No [ ]. If yes, what is the new name? FRC Racing Products, Inc.
               -----------------------------------------------------------------

    (b) Did you change your resident agent? Yes [X] No [ ]. If yes, please indicate new address:

        The Corporation Trust Company of Nevada,
        One East First Street, Reno, Nevada 89501
        ------------------------------------------------------------------------

    (c) Did you change the purposes? Yes [ ] No [X]. Did you add Banking? [ ], Gaming? [ ], Insurance? [ ], None of these? [X].

    (d) Did you change capital stock? Yes [ ] No [X]. If yes, what is the new capital stock?

        ------------------------------------------------------------------------

    (e) Did you change the directors?  Yes [X]  No [ ].  If yes, indicate the change:
               -----------------------------------------------------------------

        Brent Johnson and Blaine Blessing replace Krista Castleton
        ------------------------------------------------------------------------

    (f) Did you add the directors liability provision?  Yes [ ]  No [X].

    (g) Did you change the period of existence? Yes [ ] No [X]. If yes, what is the new existence?

        ------------------------------------------------------------------------

    (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?
                                                    ----------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE                       /s/ Jeffrey C. Robbins
        STATE OF NEVADA                            -----------------------------
                                                     Name and Title of Officer
          APR 18 1995
                                                   Jeffrey C. Robbins, Secretary
        NO.  17610-93                              -----------------------------
             ----------                            April 17, 1995   Date

        /s/ Dean Heller

DEAN HELLER, SECRETARY OF STATE


     STATE OF Minnesota                  )
              ---------------------------
                                         )ss.
     COUNTY OF Hennepin                  )
               --------------------------

     On April 17, 1995 personally appeared before me, a Notary Public, Jeffrey
     C. Robbins, who acknowledged that he/she executed the above document.

                                                  /s/ Nancy M. Meyer
                                                  ------------------------------
                                                            Notary Public

               NANCY M. MEYER
[SEAL]    NOTARY PUBLIC - MINNESOTA
       MY COMMISSION EXPIRES 1-31-00

                                       NANCY M. MEYER
                        [SEAL]    NOTARY PUBLIC - MINNESOTA
                                MY COMMISSION EXPIRES 1-31-00

                                                                    RECEIVED
                                                                      1:55
                                                                  APR 18 1995
                                                              Secretary of State